EXHIBIT 99.1


FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:
     Edward Hartigan
     Senior Vice President
     (317) 594-9499 x207

AT THE FINANCIAL RELATIONS BOARD:
     George Zagoudis        Janine Warell        Darcy Bretz
     General Information    Analyst Contact      Media Contact
     (312) 640-6663         (312) 640-6775       (312) 640-6756



FOR IMMEDIATE RELEASE
THURSDAY, APRIL 16, 1998

              ITT EDUCATIONAL SERVICES, INC. REPORTS
                   RECORD FIRST QUARTER RESULTS

INDIANAPOLIS, IN, APRIL 16, 1998 - ITT EDUCATIONAL SERVICES, INC. (NYSE:ESI), a leading proprietary provider of technology-oriented postsecondary degree programs, today reported record first quarter operating income of $11.0 million, a gain of 22 percent over the $9.0 million for the first quarter of 1997. Operating margins for the quarter increased to 15.2 percent compared with
13.9 percent a year ago. The Company attributed its strong results to continued gains in total student enrollment over its increasing college base.

Net income in the first quarter increased to $7.3 million, a gain of 18 percent over the $6.2 million for the first quarter of 1997. Fully diluted earnings per share for the quarter rose to 27 cents compared with 23 cents in the prior year period. Revenues increased 12 percent to $72.3 million from $64.5 million in the first quarter of 1997.

"We are pleased that our strong momentum has continued in 1998 despite incurring pre-tax expenses of approximately $550,000 in the first quarter relating to our change in control caused by the merger of Starwood Hotels & Resorts with ITT Corporation," said Rene R. Champagne, chairman, president and chief executive officer. "These expenses represent approximately $0.01 per share after tax," said Champagne. "Excluding these expenses, operating income for the quarter would have increased 27.4%."

According to Champagne, "ESI has obtained all required prior approvals of the proposed underwritten public offering of 11,000,000 shares together with a potential over-allotment of 1,650,000 shares of ESI common stock held by ITT Corporation (the "Offering") from the Company's education regulators before the offering occurs."

"We see significant long-term opportunities to further capitalize on the rising demand for technology-oriented programs of study," said Champagne. "Our 63rd college opened in the first quarter in Burr Ridge (Chicago), Illinois. We intend to open five additional colleges in 1998 in Albany and Liverpool (Syracuse), New York, Richmond, Virginia, Richardson, Texas, and St. Rose (New Orleans), Louisiana. In addition, we continue to plan the introduction of additional curricula in our colleges this year, including the rescheduled September introduction of our new curriculum in Computer Network Systems Technology."

ESI has filed a registration statement with the Securities and Exchange Commission, which is not yet effective, relating to the proposed Offering. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

When it becomes available, a copy of the written prospectus relating to the Offering may be obtained from the Prospectus
Department -- Credit Suisse First Boston, 11 Madison Avenue, New
York, NY 10010.

ITT Educational Services, Inc. operates 63 ITT Technical
Institutes in 27 states which provide career-focused postsecondary programs of study in fields of technology to approximately 24,000 students.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING: BUSINESS CONDITIONS AND GROWTH IN THE POSTSECONDARY EDUCATION INDUSTRY AND IN THE GENERAL ECONOMY; CHANGES IN FEDERAL AND STATE GOVERNMENTAL REGULATIONS WITH RESPECT TO EDUCATION AND ACCREDITATION STANDARDS, OR THE INTERPRETATION OR ENFORCEMENT THEREOF, INCLUDING, BUT NOT LIMITED TO, THE LEVEL OF GOVERNMENT FUNDING FOR, AND THE COMPANY'S ELIGIBILITY TO PARTICIPATE IN, STUDENT FINANCIAL AID PROGRAMS UTILIZED BY THE COMPANY'S STUDENTS; THE RESULTS OF THE COMPANY'S APPEAL IN ELDREDGE, ET AL, V. ITT EDUCATIONAL SERVICES, INC., ET AL. AND THE RESULTS OF ANY RELATED LITIGATION; EFFECTS OF ANY CHANGE IN OWNERSHIP OF THE COMPANY RESULTING IN A CHANGE IN CONTROL OF THE COMPANY, INCLUDING, BUT NOT LIMITED TO, THE CONSEQUENCES OF SUCH CHANGES ON THE ACCREDITATION AND FEDERAL AND STATE REGULATION OF THE INSTITUTES; RECEPTIVITY OF STUDENTS AND EMPLOYERS TO THE COMPANY'S EXISTING PROGRAM OFFERINGS AND NEW CURRICULA; LOSS OF LENDER ACCESS TO THE COMPANY'S STUDENTS FOR STUDENT LOANS; A SUBSTANTIAL INCREASE IN THE SHARES OF COMMON STOCK AVAILABLE FOR SALE IN THE MARKET IF SOME OR ALL OF ITT CORPORATION'S COMMON STOCK HOLDINGS ARE DIVESTED; AND OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  ITT EDUCATIONAL SERVICES, INC.
                       STATEMENTS OF INCOME
               (IN THOUSANDS EXCEPT PER SHARE DATA)
                            (UNAUDITED)

                                  THREE MONTHS ENDED MARCH 31,
                                       1998           1997
REVENUES
Tuition                              $62,587        $55,746
Other educational                      9,700          8,730
     Total revenue                    72,287         64,476
COSTS AND EXPENSES
Cost of educational services          41,438         37,984
Student services and                  19,436         17,536
 administrative expenses
Change of control expenses               443            ---
     Total costs and                  61,317         55,520
      expenses
Operating income                      10,970          8,956
Interest income, net                   1,244          1,380
Income before income taxes            12,214         10,336
Income taxes                           4,886          4,134
Net Income                            $7,328         $6,202
Earnings per common share (basic       $0.27          $0.23
 and diluted)
SUPPLEMENTAL DATA:
Cost of educational services           57.3%          58.9%
Student services and                   26.9%          27.2%
 administrative expenses
Change of control expenses              0.6%            ---
Operating margin                       15.2%          13.9%
Operating losses from new               $636           $578
 institutes (after-tax)
Student enrollment at end of          23,879         22,172
 period
Technical institutes at end of            63             59
 period

                  ITT EDUCATIONAL SERVICES, INC.
                          BALANCE SHEETS
               (IN THOUSANDS EXCEPT PER SHARE DATA)
                              March 31,  December 31,  March 31,
                                1998         1997         1997
                            (unaudited)               (unaudited)
ASSETS
Current assets
  Cash and cash equivalents      $90,217         $29        $62
  Restricted cash                  6,689       3,860        844
  Cash invested with                 ---      94,800     85,936
    ITT Corporation
  Accounts receivable, net        12,770       9,680      9,797
  Deferred income tax              1,843       2,019      1,217
  Prepaids and other               3,939       2,570      4,248
   current assets
      Total current assets      $115,458    $112,958   $102,104
  Property and equipment,         22,937      22,886     21,429
   net
  Direct marketing costs           7,054       6,882      5,969
  Other assets                     3,338       3,188      1,946
      Total assets               148,787     145,914    131,448
LIABILITIES AND SHAREHOLDERS'
EQUITY
Current liabilities
  Accounts payable               $11,639     $14,974    $14,039
  Accrued compensation and         5,054       3,245      3,481
   benefits
  Other accrued liabilities       11,729       6,877      6,617
  Deferred tuition revenue        23,041      30,850     30,800
      Total current               51,463      55,946     54,937
    liabilities
  Other liabilities                2,181       2,153      1,617
      Total liabilities           53,644      58,099     56,554
Shareholders' equity
  Preferred stock, $.01 par          ---         ---        ---
   value, 5,000,000
      shares authorized, none
       issued or outstanding
  Common stock, $0.1 par             270         270        270
   value, 50,000,000 shares
    authorized, 26,999,952
     issued and
      outstanding
  Capital surplus                 32,513      32,513     32,513
  Retained earnings               62,360      55,032     42,111
      Total shareholders'         95,143      87,815     74,894
    equity
      Total liabilities and     $148,787    $145,914   $131,448
     shareholders' equity

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